News Release

For Further Information:

Jessica Gulis, 248.559.0840

ir@cnfrh.com

Conifer Holdings Reports 2023 Third Quarter Financial Results

Company to Host Conference Call at 8:30 AM ET on Friday, November 10, 2023

Troy, MI, November 9, 2023 – Conifer Holdings, Inc. (Nasdaq: CNFR) (“Conifer” or the “Company”) today announced results for the third quarter ended September 30, 2023.

Third Quarter 2023 Financial Highlights (compared to the prior year period)

•
Gross written premium increased 16.5% to $38.5 million
•
Net investment income increased 68.6% to $1.5 million
•
Expense ratio improved to 33.9%, down 600 bps from the prior year
•
Combined ratio of 120.8%; accident year combined ratio excluding the impact of storm-related losses was 95.3% (6)

Management Comments

James Petcoff, Executive Chairman and Co-CEO, commented, “While the third quarter results were affected by atypically severe storm losses, it is important to emphasize that our growing core lines of business are delivering positive results. Moreover, excluding the impact of these storm-related losses, Conifer would have achieved profitability in the quarter.”

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November 9, 2023

2023 Third Quarter Financial Results Overview

	At and for the Three Months Ended September 30,			At and for the Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
	(dollars in thousands, except share and per share amounts)

Gross written premiums	$38,548	$33,088	16.5%	$119,436	$103,470	15.4%
Net written premiums	5,689	23,693	-76.0%	53,359	68,980	-22.6%
Net earned premiums	23,979	24,958	-3.9%	69,114	73,489	-6.0%

Net investment income	1,450	860	68.6%	4,111	1,931	112.9%
Net realized investment gains (losses)	-	-	**	-	(1,505)	**
Change in fair value of equity investments	(87)	(151)	42.4%	595	446	33.4%
Gain from sale of renewal rights	2,335	-		2,335	-
Other gains (losses)	-	66	**	-	60	**

Net income (loss)	(2,706)	(1,523)	**	(6,444)	(12,792)	**
Net income (loss) per share, diluted	$(0.22)	$(0.14)		$(0.53)	$(1.26)

Adjusted operating income (loss)*	(4,954)	(1,438)	**	(9,374)	(11,793)	**
Adjusted operating income (loss) per share, diluted*	$(0.41)	$(0.13)	**	$(0.77)	$(1.16)	**

Book value per common share outstanding	$0.96	$1.32		$0.96	$1.32

Weighted average shares outstanding, basic and diluted	12,222,881	11,101,194		12,219,713	10,178,975

Underwriting ratios:
Loss ratio (1)	86.9%	66.6%		77.8%	77.2%
Expense ratio (2)	33.9%	39.9%		36.3%	38.8%
Combined ratio (3)	120.8%	106.5%		114.1%	116.0%

* The "Definitions of Non-GAAP Measures" section of this release defines and reconciles data that are not based on generally accepted accounting principles.
** Percentage is not meaningful
(1) The loss ratio is the ratio, expressed as a percentage, of net losses and loss adjustment expenses to net earned premiums and other income from underwriting operations.
(2) The expense ratio is the ratio, expressed as a percentage, of policy acquisition costs and other underwriting expenses to net earned premiums and other income from underwriting operations.
(3) The combined ratio is the sum of the loss ratio and the expense ratio. A combined ratio under 100% indicates an underwriting profit. A combined ratio over 100% indicates an underwriting loss.

2023 Third Quarter Premiums

Gross Written Premiums

Gross written premiums increased 16.5% in the third quarter of 2023 to $38.5 million, compared to $33.1 million in the prior year period. This top line growth derived primarily from continued expansion within select key verticals that have demonstrated strong performance. By narrowing the focus to these historically profitable core lines of business, the Company not only minimizes risk exposure, but is also able to reap maximum returns from existing underwriting expertise.

The Company’s small business program continues to lead the way in this regard, comprising 81.9% of commercial lines premium and 60.6% of overall GWP for the third quarter. Conifer’s low-value home/dwelling lines of business have shown strong historical performance, and were major contributors to the overall growth in personal lines premium.

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November 9, 2023

Net Earned Premium

Net earned premium decreased 3.9% to $24.0 million in the third quarter of 2023, compared to $25.0 million for the prior year period.

Commercial Lines Financial and Operational Review

Commercial Lines Financial Review
	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
	(dollars in thousands)

Gross written premiums	$28,492	$27,635	3.1%	$92,228	$88,297	4.5%
Net written premiums	(3,155)	18,730	-116.8%	29,571	55,456	-46.7%
Net earned premiums	17,315	20,789	-16.7%	51,925	62,097	-16.4%

Underwriting ratios:
Loss ratio	88.8%	64.0%		76.0%	80.0%
Expense ratio	31.7%	39.6%		35.1%	38.0%
Combined ratio	120.5%	103.6%		111.1%	118.0%

Contribution to combined ratio from net (favorable) adverse prior year development	23.3%	13.2%		7.9%	28.4%

Accident year combined ratio (non-GAAP) (4)	97.2%	90.4%		103.2%	89.6%

Impact from storms	-	-		1.9%	-

Accident year combined ratio before impact of storms (non-GAAP) (4)
	97.2%	90.4%		101.3%	89.6%

(4) The accident year combined ratio is the sum of the loss ratio and the expense ratio, less changes in net ultimate loss estimates from prior accident year loss reserves. The accident year combined ratio provides management with an assessment of the specific policy year's profitability and assists management in their evaluation of product pricing levels and quality of business written. The accident year combined ratio is a non-GAAP measure.

We presented the accident year combined ratio for the three and nine months ended September 30, 2023, before the $0 and $967,000 of severe storm losses, due to the significant variance relative to our historical and expected future losses. The accident year combined ratio before impact of storms is a non-GAAP measure.

The Company’s commercial lines of business represented 73.9% of total gross written premium in the third quarter of 2023. Conifer redoubled its commitment to strategically maintaining and broadening its reach within select key verticals where the Company has deep underwriting knowledge and experience. This expertise-driven approach provides the foundation for current and future profitable growth.

Commercial lines gross written premium increased 3.1% in the third quarter of 2023 to $28.5 million, as Conifer continues to execute on its strategy of maintaining organic growth in historically profitable lines of business.

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November 9, 2023

The Commercial lines accident year combined ratio was 97.2% for the three months ended September 30, 2023. As the residual impact of deemphasized lines continues to decrease, the Company expects to report profitable performance from currently growing key select verticals.

The expense ratio was 31.7% for the third quarter of 2023, marking significant improvement of 790 basis points from the prior year period, and beating the Company’s 35% target.

Personal Lines Financial and Operational Review

Personal Lines Financial Review
	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
	(dollars in thousands)

Gross written premiums	$10,056	$5,453	84.4%	$27,208	$15,173	79.3%
Net written premiums	8,844	4,963	78.2%	23,788	13,524	75.9%
Net earned premiums	6,664	4,169	59.8%	17,189	11,392	50.9%

Underwriting ratios:
Loss ratio	82.0%	79.2%		83.3%	61.8%
Expense ratio	39.7%	41.3%		39.9%	43.1%
Combined ratio	121.7%	120.5%		123.2%	104.9%

Contribution to combined ratio from net (favorable) adverse prior year development	-6.3%	9.1%		-6.8%	3.8%

Accident year combined ratio (non-GAAP) (5)	128.0%	111.4%		130.0%	101.1%

Impact from storms	37.5%	-		40.3%	-

Accident year combined ratio before impact of storms (non-GAAP) (5)
	90.5%	111.4%		89.7%	101.1%

(5) The accident year combined ratio is the sum of the loss ratio and the expense ratio, less changes in net ultimate loss estimates from prior accident year loss reserves. The accident year combined ratio provides management with an assessment of the specific policy year's profitability and assists management in their evaluation of product pricing levels and quality of business written. The accident year combined ratio is a non-GAAP measure.

We presented the accident year combined ratio for the three and nine months ended September 30, 2023, before the $2.5 million and $7.0 million of severe storm losses, due to the significant variance relative to our historical and expected future losses. The accident year combined ratio before impact of storms is a non-GAAP measure.

Personal lines, representing 26.1% of total gross written premium for the third quarter of 2023, consists mainly of low-value home/dwelling insurance products. Gross written premium in personal lines was $10.1 million for the third quarter of 2023.

Personal lines combined ratio was 121.7% for the three months ended September 30, 2023. Severe convective storms in Oklahoma that led to industry-wide losses were also predominantly responsible for Conifer’s elevated combined ratio in the third quarter.

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November 9, 2023

Before the impact of these storm-related losses, the personal lines accident year combined ratio was 90.5% for the third quarter, and 89.7% for the nine months ended September 30, 2023.

Combined Ratio Analysis

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Underwriting ratios:
Loss ratio	86.9%	66.6%	77.8%	77.2%
Expense ratio	33.9%	39.9%	36.3%	38.8%
Combined ratio	120.8%	106.5%	114.1%	116.0%

Contribution to combined ratio from net (favorable) adverse prior year development	15.0%	12.6%	4.2%	24.6%

Accident year combined ratio (non-GAAP) (6)	105.8%	93.9%	109.9%	91.4%

Impact from storms	10.5%	-	11.5%	-

Accident year combined ratio before impact of storms (non-GAAP) (6)	95.3%	93.9%	98.4%	91.4%

(6) The accident year combined ratio is the sum of the loss ratio and the expense ratio, less changes in net ultimate loss estimates from prior accident year loss reserves. The accident year combined ratio provides management with an assessment of the specific policy year's profitability and assists management in their evaluation of product pricing levels and quality of business written. The accident year combined ratio is a non-GAAP measure.

We presented the accident year combined ratio for the three and nine months ended September 30, 2023, before the $2.5 million and $7.9 million of severe storm losses, due to the significant variance relative to our historical and expected future losses. The accident year combined ratio before impact of storms is a non-GAAP measure.

Combined Ratio:

The Company's combined ratio was 120.8% for the three months ended September 30, 2023. Before the impact of storm losses as described above, the Company’s accident year combined ratio was 95.3% for the quarter.

Loss Ratio:

The Company’s losses and loss adjustment expenses were $20.9 million for the third quarter and $53.9 million for the nine months ended September 30, 2023, down from $56.9 million in the prior year period.

Expense Ratio:

The expense ratio exhibited significant improvement in the third quarter, due in large part to the Company’s sustained emphasis on expense management: the expense ratio for the third quarter of

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November 9, 2023

2023 was 33.9%, down from 39.9% in the prior year period and below the Company’s near-term target of 35%.

Net Investment Income

Net investment income was $1.5 million during the quarter ended September 30, 2023, up 68.6% compared to $860,000 in the prior year period.

Net Realized Investment Gains (Losses)

The Company did not have any realized investment gains or losses during the third quarter or nine months ended September 30, 2023. Net realized investment losses were $1.5 million for the first nine months of 2022.

Change in Fair Value of Equity Securities

During the quarter, the Company reported a loss of $87,000 from the change in fair value of equity investments, compared to a loss of $151,000 in the prior year period.

Net Income (Loss)

The Company reported net loss of $2.7 million, or $0.22 per share, for the third quarter of 2023; compared to a net loss of $1.5 million, or $0.14 per share, in the prior year period.

Adjusted Operating Income (Loss)

In the third quarter of 2023, the Company reported an adjusted operating loss of $5.0 million, or $0.41 per share, compared to an adjusted operating loss of $1.4 million, or $0.13 per share, for the same period in 2022. See Definitions of Non-GAAP Measures.

Earnings Conference Call with Accompanying Slide Presentation

The Company will hold a conference call/webcast on Friday, November 10, 2023 at 8:30 a.m. ET to discuss results for the third quarter ended September 30, 2023.

Investors, analysts, employees and the general public are invited to listen to the conference call via:

Webcast: On the Event Calendar at IR.CNFRH.com

Conference Call: 844-868-8843 (domestic) or 412-317-6589 (international)

The webcast will be archived on the Conifer Holdings website and available for replay for at least one year.

About Conifer Holdings

Conifer Holdings, Inc. is a specialty insurance holding company, offering customized coverage solutions tailored to the needs of our insureds nationwide. Conifer is traded on the NASDAQ exchange under the symbol “CNFR”. Additional information is available on the Company’s website at www.CNFRH.com.

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November 9, 2023

Definitions of Non-GAAP Measures

Conifer prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.

We believe that investors’ understanding of Conifer’s performance is enhanced by our disclosure of adjusted operating income. Our method for calculating this measure may differ from that used by other companies and therefore comparability may be limited. We define adjusted operating income (loss), a non-GAAP measure, as net income (loss) excluding the after-tax amounts of: 1) Net realized investment gains and losses, 2) Change in fair value of equity securities, 3) Gain on sale of renewal rights and 4) Other gains (losses). We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance.

Reconciliations of adjusted operating income and adjusted operating income per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(dollar in thousands, except share and per share amounts)

Net income (loss)	$(2,706)	$(1,523)	$(6,444)	$(12,792)
Less:
Net realized investment gains (losses), net of tax	-	-	-	(1,505)
Change in fair value of equity securities, net of tax	(87)	(151)	595	446
Gain from sale of renewal rights	2,335	-	2,335	-
Other gains (losses), net of tax	-	66	-	60
Adjusted operating income (loss)	$(4,954)	$(1,438)	$(9,374)	$(11,793)

Weighted average common shares, diluted	12,222,881	11,101,194	12,219,713	10,178,975

Diluted income (loss) per common share:
Net income (loss)	$(0.22)	$(0.14)	$(0.53)	$(1.26)
Less:
Net realized investment gains (losses), net of tax	-	-	-	(0.15)
Change in fair value of equity securities, net of tax	-	(0.01)	0.05	0.04
Gain from sale of renewal rights	0.19	-	0.19	-
Other gains (losses), net of tax	-	-	-	0.01
Adjusted operating income (loss), per share	$(0.41)	$(0.13)	$(0.77)	$(1.16)

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November 9, 2023

Forward-Looking Statement

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Conifer’s expectations regarding premiums, earnings, its capital position, expansion, and growth strategies. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. The forward-looking statements are qualified by important factors, risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements, including those described in our form 10-K (“Item 1A Risk Factors”) filed with the SEC on March 27, 2023 and subsequent reports filed with or furnished to the SEC. Any forward-looking statement made by us in this report speaks only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws or regulations.

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November 9, 2023

Conifer Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
(dollars in thousands)

	September 30,	December 31,
	2023	2022
Assets	(Unaudited)
Investment securities:
Debt securities, at fair value (amortized cost of $119,499 and $127,119, respectively)	$101,745	$110,201
Equity securities, at fair value (cost of $2,387 and $1,905, respectively)	2,345	1,267
Short-term investments, at fair value	40,523	25,929
Total investments	144,613	137,397

Cash and cash equivalents	14,361	28,035
Premiums and agents' balances receivable, net	24,512	21,802
Receivable from Affiliate	889	1,261
Reinsurance recoverables on unpaid losses	46,766	82,651
Reinsurance recoverables on paid losses	6,959	6,653
Prepaid reinsurance premiums	43,132	16,399
Deferred policy acquisition costs	5,737	10,290
Other assets	6,474	7,862
Total assets	$293,443	$312,350

Liabilities and Shareholders' Equity
Liabilities:
Unpaid losses and loss adjustment expenses	$139,214	$165,539
Unearned premiums	78,865	67,887
Reinsurance premiums payable	4,727	6,144
Debt	25,264	33,876
Funds held under reinsurance agreements	26,541	11084
Accounts payable and accrued expenses	7,041	8,870
Total liabilities	281,652	293,400

Commitments and contingencies	-	-

Shareholders' equity:

Common stock, no par value (100,000,000 shares authorized; 12,222,881 and 12,215,849 issued and outstanding, respectively)	98,057	97,913
Accumulated deficit	(67,204)	(60,760)
Accumulated other comprehensive income (loss)	(19,062)	(18,203)
Total shareholders' equity	11,791	18,950
Total liabilities and shareholders' equity	$293,443	$312,350

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November 9, 2023

Conifer Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(dollars in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Revenue and Other Income
Premiums
Gross earned premiums	$38,150	$34,401	$108,457	$100,947
Ceded earned premiums	(14,171)	(9,443)	(39,343)	(27,458)
Net earned premiums	23,979	24,958	69,114	73,489
Net investment income	1,450	860	4,111	1,931
Net realized investment gains (losses)	-	-	-	(1,505)
Change in fair value of equity securities	(87)	(151)	595	446
Gain from sale of renewal rights	2,335	-	2,335	-
Other gains (losses)	-	66	-	60
Other income	439	603	1,463	1,964
Total revenue and other income	28,116	26,336	77,618	76,385

Expenses
Losses and loss adjustment expenses, net	20,911	16,671	53,943	56,940
Policy acquisition costs	4,725	6,230	13,859	17,419
Operating expenses	4,403	4,380	13,796	13,010
Interest expense	855	778	2,361	2,216
Total expenses	30,894	28,059	83,959	89,585

Income (loss) before equity earnings in Affiliate and income taxes	(2,778)	(1,723)	(6,341)	(13,200)
Equity earnings (loss) in Affiliate, net of tax	72	199	(103)	368
Income tax expense (benefit)	-	(1)	-	(40)
Net income (loss)	(2,706)	(1,523)	(6,444)	(12,792)

Earnings (loss) per common share,
basic and diluted	$(0.22)	$(0.14)	$(0.53)	$(1.26)

Weighted average common shares outstanding,
basic and diluted	12,222,881	11,101,194	12,219,713	10,178,975